                                                                     Exhibit 1.2



                               IFB Holdings, Inc.

                              Up to 258,750 Shares
                                       of
                                  Common Stock
                            (Subject to Adjustment)
                           (Par Value $.01 Per Share)

                                $20.00 Per Share


                             SALES AGENCY AGREEMENT
                             ----------------------


                                 ________, 1996


Trident Securities, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina  27609

Dear Sirs:

     IFB Holdings, Inc., a Delaware-chartered corporation ("Company"), and Investors Federal Bank and Savings Association (to become Investors Federal Bank, National Association), a federally chartered and insured mutual savings bank ("Association," and all references hereafter to the Association shall include the Association as a federal savings bank and as a national bank as indicated by the context), hereby confirm as of the date above their respective agreements with Trident Securities, Inc. ("Trident"), a broker-dealer registered with the Securities and Exchange Commission ("Commission") and a member of the National Association of Securities Dealers, Inc. ("NASD"), as follows:

     1.   Introduction.  The Association intends to convert from a federally
          ------------
chartered mutual savings bank to a federally chartered stock savings bank and then to a national bank as a wholly-owned subsidiary of the Company (together with the Offerings, as defined below, the issuance of shares of common stock of the Association to the Company, and the incorporation of the Company, collectively the "Conversion") pursuant to a plan of conversion adopted on September 23, 1996 ("Plan"). In accordance with the Plan, the Company is offering shares of its common stock, par value $.01 per share ("Shares" or the "Common Stock"), pursuant to nontransferable subscription rights in a subscription offering ("Subscription Offering"), in order of priority, to (i) the Association's Eligible Account Holders (as defined in the Plan), (ii) the Association's Employee Stock Ownership Plan ("ESOP"), (iii) the Association's Supplemental Eligible Account Holders (as defined in the Plan), (iv) the Association's Other Members (as defined in the Plan), and (v) directors, officers and employees of the Association. Shares of the Common Stock not sold in the Subscription Offering are being offered to the general public in a community offering, with

Trident Securities, Inc.
Page 2


preference being given to natural persons residing in Livingston, Caldwell and Daviess Counties, Missouri ("Association's Local Community") ("Community Offering"), and, if necessary, through a syndicate of NASD-registered broker-dealers managed by Trident in a syndicated community offering ("Syndicated Community Offering"). The Community Offering and the Syndicated Community Offering may commence any time during the Subscription Offering or after the expiration of the Subscription Offering. The Subscription Offering, the Community Offering and the Syndicated Community Offering are collectively referred to as the "Offerings." Purchases of Shares in the Offerings are subject to certain limitations and restrictions as described in the Plan.

     The Company and the Association have been advised by Trident that it intends to utilize its best efforts to assist the Company and the Association with the sale of the Shares in the Subscription Offering and, if deemed necessary, in the Community Offering and the Syndicated Community Offering.

2.   Representations and Warranties.
     ------------------------------

     (a) The Company and the Association jointly and severally represent and warrant to Trident that:

          (i) The Company has filed with the Commission a registration statement, including exhibits and an amendment or amendments thereto, on Form SB-2 (No. 333-____), including a Prospectus relating to the Offerings, for the registration of the Shares under the Securities Act of 1933, as amended ("Securities Act"); and such registration statement has been declared effective under the Securities Act and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the Company's best knowledge, threatened by the Commission. Except as the context may otherwise require, such registration statement, as amended or supplemented, on file with the Commission at the time the registration statement became effective, including the Prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof, as amended and supplemented, is herein called the "Registration Statement," and the prospectus, as amended or supplemented, on file with the Commission at the time the Registration Statement became effective is herein called the "Prospectus," except that if any prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Commission under the Securities Act (together with the published policies and actions of the Commission thereunder, the "Securities Act Regulations") differs from the form of prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is filed with or mailed for filing to the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively.

Trident Securities, Inc.
Page 3



          (ii) The Association has filed a Notification of Intention to Convert to or Combine with a Bank, including exhibits (as amended or supplemented, the "OTS Bank Notification") under the HOLA and the OTS Regulations, which has been approved by the OTS. No action by or before the OTS revoking such approval is pending or, to the Association's best knowledge, threatened.

          (iii) The Association has filed a Letter of Intent to Convert to a National Bank, including exhibits (as amended or supplemented, the "OCC Conversion Application") under the National Bank Act, as amended ("NBA") and the rules and regulations of the Office of the Comptroller of the Currency ("OCC") promulgated thereunder ("OCC Regulations"), which has been approved by the OCC. No action by or before the OCC revoking such approval is pending or, to the Association's best knowledge, threatened. The Company has filed an application, including exhibits (as amended or supplemented, the "Bank Holding Company Application") with the Board of Governors of the Federal Reserve System ("Federal Reserve") under the Federal Reserve Act, as amended ("FRA"), and Regulation Y promulgated thereunder by the Federal Reserve, which has been approved by the Federal Reserve. No action by or before the Federal Reserve revoking such approval is pending or, to the Association's best knowledge, threatened.

          (iv) The Association has filed an Application for Approval of Conversion on Form AC, including exhibits (as amended or supplemented, the "Form AC" or the "Conversion Application") with the Office of Thrift Supervision ("OTS") under the Home Owners' Loan Act, as amended ("HOLA"), and the rules and regulations, including published policies and actions, of the OTS thereunder (collectively, the "OTS Regulations"), which has been approved by the OTS; and the Prospectus and the proxy statement for the solicitation of proxies from members for the special meeting to approve the Plan ("Proxy Statement") included as part of the Form AC have been approved for use by the OTS. No order has been issued by the OTS preventing or suspending the use of the Prospectus or the Proxy Statement and no action by or before the OTS revoking such approvals is pending or, to the Association's best knowledge, threatened. The Company has filed with the OTS the Company's application on Form H-e(1)-S ("Holding Company Application") promulgated under the savings and loan holding company provisions of the HOLA and the regulations promulgated thereunder and has received approval of its acquisition of the Association from the OTS.

          (v) As of the date hereof (i) the Registration Statement and the Prospectus complied with the Securities Act and the Securities Act Regulations, (ii) the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made,

Trident Securities, Inc.
Page 4


     not misleading, and (iii) the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Association by or on behalf of Trident relating to Trident expressly for use in the Registration Statement or Prospectus.

          (vi) The Company has been duly incorporated as a Delaware corporation and the Association has been duly organized as a mutual savings bank under the laws of the United States, and each of them is validly existing and in good standing under the laws of their jurisdiction of organization with full power and authority to own its property and conduct its business as described in the Registration Statement and Prospectus; the Association is a member in good standing of the Federal Home Loan Bank of Kansas City; the deposit accounts of the Association are insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC") up to the applicable legal limits and, upon consummation of the Conversion, will remain so insured; and each of the Company and the Association is not required to be qualified to do business as a foreign corporation in any jurisdiction where non-qualification would have a material adverse effect on the financial condition, operations, business, properties or assets of the Company and the Association.

          (vii) The Association has good, marketable and insurable title to all assets material to its business and to those assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except for liens for taxes not yet due, except as described in the Prospectus and except as do not in the aggregate have a material adverse effect upon the financial condition, operations, business, properties or assets of the Association; and all of the leases and subleases material to the financial condition, operations, business, assets or properties of the Association, under which it holds properties, including those described in the Prospectus, are in full force and effect as described therein.

          (viii) The Association does not own equity securities of or an equity interest in any business enterprise except as described in the Prospectus. Investors Federal Service Corporation ("Subsidiary") is duly organized and in good standing under the laws of the State of Missouri, with full power and authority to own its property and conduct its business and is not required to be qualified to do business as a foreign corporation in any jurisdiction where the failure to be so qualified would have a material adverse effect on the business, financial condition, operations, properties or assets of the Subsidiary. The Subsidiary holds all licenses, certificates and permits

Trident Securities, Inc.
Page 5


     from governmental authorities necessary for the conduct of its business, except where failure to obtain such licenses, permits or authorizations would not have a material adverse effect on the financial condition, operations, property, assets or business of the Subsidiary. All of the outstanding stock of the Subsidiary has been duly authorized and is fully paid and nonassessable, and such stock is owned directly by the Association free and clear of any liens or encumbrances. The activities of the Subsidiary are permitted to subsidiaries of a federally-chartered savings bank by the OTS Regulations and the policies and practices of the OTS and, upon consummation of the Conversion, will be permitted to subsidiaries of a national bank by the OCC Regulations and the policies and practices of the OCC and to subsidiaries of a bank holding company by Regulation Y and the policies and practices of the Federal Reserve.

          (ix) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions on the part of each of the Company and the Association, and this Agreement is a valid and binding obligation of each of the Company and the Association, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of insured financial institutions and their holding companies, the accounts of whose subsidiaries are insured by the FDIC, by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, or laws relating to the safety and soundness of insured depository institutions and their affiliates, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or by applicable law, including without limitation, Section 23A of the FRA, 12 U.S.C. Section 371c ("Section 23A").

          (x) Except as referred to in the Prospectus, there is no litigation or governmental proceeding pending or, to the best knowledge of the Company or the Association, threatened against or involving the Company, the Association or the Subsidiary, or any of their respective assets which individually or in the aggregate would reasonably be expected to have a material adverse effect on the financial condition, results of operations, business, assets or properties of the Company, the Association or the Subsidiary. Any litigation or governmental proceeding is not considered "threatened" unless the potential litigation or governmental authority had manifested to the management of the Company, the Association or the Subsidiary a present intention to initiate such litigation or proceeding.

          (xi) The Company and the Association have received the opinions of Luse Lehman Gorman Pomerenk & Schick, P.C. with respect to the federal income tax

Trident Securities, Inc.
Page 6

     consequences of the Conversion, and of Lockridge, Constant & Conrad, LLC with respect to Missouri income tax consequences of the Conversion, to the effect that the Conversion will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and will not be a taxable transaction for the Association or the Company under the laws of Missouri; and the facts and representations made by the Company and the Association and relied upon in rendering such opinions are accurate and complete, and neither the Company nor the Association have taken any action inconsistent therewith.

          (xii) Neither the Company nor the Association nor the Subsidiary is in violation of any rule or regulation of the OTS or the FDIC that could reasonably be expected to result in any enforcement action against the Company, the Association or the Subsidiary, or their officers or directors, that might have a material adverse effect on the financial condition, operations, businesses, assets or properties of the Company, the Association, and the Subsidiary, taken as a whole.

          (xiii) Ferguson & Co., LLP ("Ferguson"), the firm that prepared the independent appraisal dated as of September 20, 1996, is independent with respect to the Company and the Association within the meaning of the OTS Regulations. The Company and the Association believe Ferguson to be experienced and expert in rendering appraisals of thrift institutions, and nothing has come to the attention of the Company and the Association which has caused them to believe that the appraisal by Ferguson was not prepared in accordance with the requirements of the OTS Regulations.

          (xiv) Lockridge, Constant & Conrad, LLC, the firm that certified the consolidated financial statements of the Association filed as part of the Registration Statement and the Conversion Application, is independent with respect to the Company and the Association as required by the Securities Act, the Securities Act Regulations, the Code of Professional Ethics of the American Institute of Certified Public Accountants, and Title 12 of the Code of Federal Regulations Parts 563c and 571, and nothing has come to the attention of the Company and the Association which has caused them to believe that such firm is not independent within the meaning of such provisions.

          (xv) The consolidated financial statements and related notes which are included in the Registration Statement and the Prospectus fairly present the consolidated financial condition, earnings, equity and cash flows of the Association at the respective dates thereof and for the respective periods covered thereby and comply as to form with the applicable accounting requirements of the Securities Act Regulations and the OTS Regulations. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP")

Trident Securities, Inc.
Page 7


     consistently applied throughout the periods involved, except as set forth therein, and such financial statements are consistent with financial statements and other reports filed by the Association with the OTS, except as GAAP may otherwise require. The financial tables in the Prospectus accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods covered thereby.

          (xvi) There has been no material change in the financial condition, operations, business, assets or properties of the Company, the Association and the Subsidiary, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as set forth therein; and the capitalization, assets, properties and business of each of the Company and the Association conform in all material aspects to the descriptions thereof contained in the Prospectus. None of the Company, the Association or the Subsidiary has any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.

          (xvii) There has been no breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under, or creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company, the Association or the Subsidiary pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company, the Association or the Subsidiary is a party or by which any of them or any of their respective assets or properties may be bound or is subject, or violation of any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree, which breach, default, encumbrance or violation would have a material adverse effect on the financial condition, operations, business, assets or properties of the Company, the Association and the Subsidiary, taken as a whole; all agreements which are material to the financial condition, results of operations or business of the Company, the Association and the Subsidiary, taken as a whole, are in full force and effect, and no party to any such agreement has instituted or, to the best knowledge of the Company, the Association and the Subsidiary, threatened any action or proceeding wherein the Company, the Association or the Subsidiary would be alleged to be in default thereunder.

          (xviii) Neither the Company nor the Association nor the Subsidiary is in violation of its respective charter, certificate of incorporation or bylaws. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company and the Association do not conflict with or result in a breach of the charter, certificate of incorporation or bylaws of the Company or the Association (in either mutual or stock form) or constitute a material

Trident Securities, Inc.
Page 8

     breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company or the Association pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Association is a party (other than the establishment of a liquidation account pursuant to the Plan) or violate any governmental license or permit or any law, administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the OTS in connection with its approval of the Conversion Application), which breach, default, encumbrance or violation would have a material adverse effect on the financial condition, operations or business of the Company and the Association, taken as a whole.

          (xix) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, except as otherwise may be indicated or contemplated therein, none of the Company or the Association has issued any securities which will remain issued at the Closing Date or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings or liabilities in the ordinary course of business, or entered into any other transaction not in the ordinary course of business and not consistent with prior practices, which is material in light of the business of the Company and the Association, taken as a whole.

          (xx) The issuance and the sale of the Shares of the Company have been duly authorized by all necessary action of the Company and approved by the OTS and, when issued in accordance with the terms of the Plan and paid for, shall be validly issued, fully paid and nonassessable and shall conform to the description thereof contained in the Prospectus; the issuance of the Shares is not subject to preemptive rights, except as set forth in the Prospectus; and good title to the Shares will be transferred by the Company upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens against the Company whatsoever. The issuance and sale of the capital stock of the Association to the Company has been duly authorized by all necessary action of the Association and the Company and all appropriate regulatory authorities (subject to the satisfaction of various conditions imposed by the OTS in connection with its approvals of the Conversion Application and the Holding Company Application), and such capital stock, when issued in accordance with the terms of the Plan, will be fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus.

Trident Securities, Inc.
Page 9

          (xxi) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except such approvals as have been obtained and except for the declaration of effectiveness of any required post-effective amendment by the Commission and approval thereof by the OTS, the issuance of the Association's Federal Stock Charter by the OTS, the issuance of the Association's Articles of Association by the OCC, and as may be required under the "blue sky" or securities laws of various jurisdictions.

          (xxii) All contracts and other documents required to be filed as exhibits to the Registration Statement, the Conversion Application, the Holding Company Application, the OTS Bank Notification, the OCC Conversion Application or the Bank Holding Company Application have been filed with the Commission, the OTS, the OCC or the Federal Reserve, as the case may be.

          (xxiii) The Company, the Association and the Subsidiary have timely filed all required federal, state and local franchise tax returns, and no deficiency has been asserted with respect to such returns by any taxing authorities, and the Company, the Association and the Subsidiary have paid all taxes that have become due and, to the best of their knowledge, have made adequate reserves for accrued tax liabilities, except where any failure to make such filings, payments and reserves, or the assertion of such a deficiency, would not have a material adverse effect on the financial condition or results of operations of the Company, the Association and the Subsidiary, taken as a whole.

          (xxiv) All of the loans represented as assets of the Association and the Subsidiary as of the most recent date for which financial condition data is included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a material adverse effect on the Company, the Association and the Subsidiary, taken as a whole.

          (xxv) The records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members (as those terms are defined in the Plan) delivered to Trident by the Association or its agent for use during the Conversion have been reviewed by the Association and are believed to be accurate, reliable and complete and Trident shall have no liability to any person relating to the reliability, accuracy or completeness of such records or for any denial or allocation of a subscription to purchase shares to any person based upon such records.

Trident Securities, Inc.
Page 10

          (xxvi) None of the Company, the Association or the Subsidiary or, to the best knowledge of the Company, the Association and the Subsidiary, the employees of the Company, the Association or the Subsidiary, has made any payment of funds of the Company, the Association or the Subsidiary prohibited by law, and no funds of the Company, the Association or the Subsidiary have been set aside to be used for any payment prohibited by law.

          (xxvii) To the best knowledge of the Company, the Association and the Subsidiary, the Company, the Association and the Subsidiary are in compliance with all laws, rules and regulations relating to environmental protection and neither the Company, the Association nor the Subsidiary is subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, except for violations which, if asserted, would not have a material adverse effect on the Company, the Association and the Subsidiary, taken as a whole. There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the Company, the Association or the Subsidiary, threatened against the Company, the Association or the Subsidiary relating to environmental protection. To the best knowledge of the Company, the Association and the Subsidiary, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by the Company, the Association or the Subsidiary or, to the best knowledge of the Company, the Association and the Subsidiary, and except as already disclosed in the Prospectus, has occurred on, in or at any of the facilities or properties owned or leased by the Company, the Association or the Subsidiary or in which the Association or the Subsidiary has a security interest, except such disposal, release or discharge which would not have a material adverse effect on the financial condition, operations, business, assets or properties of the Company, the Association or the subsidiary, taken as a whole.

          (xxviii) All documents delivered by the Association or the Company or their representatives in connection with the issuance and sale of the Common Stock, except for those documents that were prepared by parties other than the Association, the Company or their representatives, were, on the dates on which they were delivered, true, complete and correct.

     (b) Trident represents and warrants to the Company and the Association that:

          (i) Trident is registered as a broker-dealer and is in good standing with the Commission and the NASD.

Trident Securities, Inc.
Page 11

          (ii) Trident is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to provide the services to be furnished to the Company and the Association hereunder.

          (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Trident, and this Agreement is a legal, valid and binding obligation of Trident, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of registered broker-dealers accounts of whose may be protected by the Securities Investor Protection Corporation or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to Section 23A).

          (iv) Trident and, to Trident's best knowledge, its employees, agents and representatives who shall perform any of the services required hereunder to be performed by Trident, shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services, and Trident is a registered selling agent in the jurisdictions in which the Company is relying on such registration for the sale of the Shares, and will remain so registered until the Conversion is consummated or terminated.

          (v) The execution and delivery of this Agreement by Trident, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the charter or bylaws of Trident or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which Trident is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order.

          (vi) All funds received by Trident to purchase Common Stock will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended ("Exchange Act").

          (vii) No action or proceeding against Trident before the Commission, the NASD, any state securities commission, or any state or federal court is pending or, to Trident's best knowledge, threatened concerning Trident's activities as a broker-dealer.

Trident Securities, Inc.
Page 12

     3.  Employment of Trident; Sale and Delivery of the Shares.  On the basis
         ------------------------------------------------------
of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company and the Association hereby employ Trident as their agent to utilize its best efforts to assist the Company with the Company's sale of the Shares in the Offerings, and Trident hereby accepts such employment. The employment of Trident hereunder shall terminate (a) forty-five (45) days after the Subscription and Community Offering closes, unless the Company and the Association, with the approval of the OTS, are permitted to extend such period of time, or (b) upon consummation of the Conversion, whichever date shall first occur.

     In the event the Company is unable to sell a minimum of 191,250 Shares (or such lesser amount as the OTS may permit) within the period herein provided, this Agreement shall terminate, and the Company and the Association shall refund promptly to any persons who have subscribed for any of the Shares, the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other party hereunder, except as set forth in Sections 6, 8, 9 and 10 hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares in special interest-bearing accounts with the Association until all Shares are sold and paid for will be made prior to the commencement of the Subscription and Community Offering, with provision for prompt refund to the purchasers as set forth above, or for delivery to the Company if all Shares are sold.

     If all conditions precedent to the consummation of the Conversion are satisfied, including the sale of all Shares required by the Plan to be sold, the Company agrees to issue or have issued such Shares and to release for delivery certificates to subscribers thereof for such Shares on or as soon as possible following the Closing Date against payment to the Company by any means authorized pursuant to the Prospectus, at the principal office of the Company, 522 Washington Street, Chillicothe, Missouri 64601, or at such other place as shall be agreed upon between the parties hereto. The date upon which the Company shall release or deliver the Shares sold in the Offerings, in accordance with the terms hereof, is herein called the "Closing Date."

     Trident agrees either (a) upon receipt of an executed order form of a subscriber to forward the offering price of the Common Stock ordered on or before twelve noon on the next business day following receipt or execution of an order form by Trident to the Association for deposit in a segregated account or
(b) to solicit indications of interest in which event (i) Trident will subsequently contact any potential subscriber indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the subscriber's behalf, (ii) Trident will mail acknowledgements of receipt of orders to each subscriber confirming interest on the business day following such confirmation, (iii) Trident will debit accounts of such subscribers on the third business day ("debit date") following receipt of the confirmation referred to in

Trident Securities, Inc.
Page 13

(i), and (iv) Trident will forward completed order forms together with such funds to the Association on or before twelve noon on the next business day following the debit date for deposit in a segregated account. Trident acknowledges that if the procedure in (b) is adopted, subscribers' funds are not required to be in their accounts until the debit date.

     Trident shall receive the following compensation and expense reimbursement for its services hereunder:

          (a) (i) a commission equal to 1.85% of the aggregate dollar amount of Common Stock sold to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who reside in the Association's Local Community and a commission equal to 1.35% of the aggregate dollar amount of Common Stock sold to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who reside outside of the Association's Local Community (excluding any Common Stock purchased by officers, directors, employees of the Company or the Association or their associates or any employee benefit plans of the Company or the Association); (ii) a commission equal to 1.85% of the aggregate dollar amount of Common Stock sold in the Community Offering to residents of the Association's Local Community and a commission equal to 1.35% of the aggregate dollar amount of Common Stock sold in the Community Offering to non-residents of the Association's Local Community (excluding any Common Stock purchased by officers, directors, employees of the Company or the Association or their associates or any employee benefit plans of the Company or the Association); and (iii) a commission to be agreed upon by Trident and the Company for Shares sold by other member firms of the NASD through a selected dealers arrangement in the Syndicated Community Offering, which aggregate commission shall be determined at the discretion of the Company and the Association with the advice of Trident. All such fees shall be calculated based on the final midpoint appraised value and such fees shall not exceed the amount of such calculation. All such fees shall be paid to Trident in next-day funds on the Closing Date.

          (b) Reimbursement for reasonable out-of-pocket allocable expenses, including but not limited to travel, food, lodging and legal fees, incurred by it whether or not the Offerings are successfully completed; provided, however, that reimbursable legal fees and expenses will not exceed $22,500 and $1,500, respectively, and that reimbursable expenses of Trident will not exceed $7,500, and, provided further, that neither the Company nor the Association shall reimburse Trident for any of the foregoing expenses accrued after Trident shall have notified the Company or the Association of its election to terminate this Agreement pursuant to Section 11 hereof or after such time as the Company or the Association shall have given notice in accordance with Section 12 hereof that Trident is in breach of this Agreement. Full reimbursement of Trident shall be made in next-day funds on the

Trident Securities, Inc.
Page 14

     Closing Date or, if the Conversion is not completed and is terminated for any reason, within ten (10) business days of receipt by the Company of a written request detailing allocable expenses from Trident for reimbursement of such expenses. Trident acknowledges receipt of a $10,000 advance payment from the Association, which shall be credited against the total reimbursement due Trident hereunder. In the event this Agreement is terminated pursuant to Section 11 hereof, Trident shall be reimbursed only for its actual allocable expenses.

          (c) Reimbursement for any expenses of the Company and the Association set forth in Section 6 hereof to the extent paid by Trident on behalf of the Company and the Association. Full reimbursement shall be made in next-day funds on the Closing Date or, if the Conversion is not completed and is terminated for any reason, within ten (10) business days of receipt by the Company and the Association of a written request for such reimbursement detailing such reimbursements.

     Notwithstanding the limitations on reimbursement of Trident for its allocable expenses provided in subsection (b) above and notwithstanding any reimbursement of Trident pursuant to subsection (c) above, in the event that a resolicitation or other event causes the Offerings to be extended beyond their original expiration date, Trident shall be reimbursed for its reasonable allocable expenses incurred during such extended period, provided that the allowance for allocable expenses provided for in subsection (b) above has been exhausted and subject to the following: such reimbursement shall be in an amount equal to the product obtained by dividing $31,500 (the reimbursable expenses and legal fees limitation set forth in Section (b) above by the total number of days of the unextended Subscription Offering (calculated from the date of the Prospectus to the intended close of the Subscription Offering as stated in the Prospectus) and multiplying such product by the number of days of the extension (that number of days from the date of the supplemental prospectus used in the extended Subscription Offering to the closing of the extension of the Subscription Offering described in such supplemental prospectus).

     4.   Offering.  Subject to the provisions of Section 7 hereof, Trident is
          --------
assisting the Company on a best efforts basis in offering a minimum of 191,250 and a maximum of 258,750 Shares, subject to adjustment up to 297,562 Shares (except as the OTS may permit to be decreased or increased) in the Offerings. The Shares are to be offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement.

     5.   Further Agreements.  The Company and the Association jointly and
          ------------------
severally covenant and agree that:

     (a) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and through and including the Closing Date, except

Trident Securities, Inc.
Page 15


as otherwise may be indicated or contemplated therein, neither the Company nor the Association will issue any securities which will remain issued at the Closing Date or incur any liability or obligation, direct or contingent, or borrow money, except borrowings or liabilities in the ordinary course of business, or enter into any other transaction not in the ordinary course of business and consistent with prior practices, which is material in light of the financial condition, operations, business, properties or assets of the Company and the Association, taken as a whole.

     (b) If any Shares remain unsubscribed following completion of the Subscription Offering and the Community Offering, the Company (i) will, if deemed necessary, promptly file with the Commission a post-effective amendment to such Registration Statement relating to the results of the Subscription and the Community Offerings, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with, or mail for filing to, the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offerings and pricing information pursuant to Rule 424(c) of the Securities Act Regulations, in either case in a form reasonably acceptable to the Company and Trident.

     (c) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company shall be within the range as set forth in the Prospectus under the caption "Capitalization," and no Common Stock of the Company shall be outstanding immediately prior to the Closing Date (other than shares of Common Stock issued in connection with the initial capitalization of the Company, which shares will be canceled upon consummation of the Conversion); and the certificates representing the Shares will conform in all material respects with the requirements of applicable laws and OTS Regulations.

     (d) At all times subsequent to the date of the Prospectus through and including the Closing Date (i) the Registration Statement and the Prospectus will comply with the Securities Act and the Securities Act Regulations, (ii) the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Agreements in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Association relating to Trident by or on behalf of Trident expressly for use in the Registration Statement or Prospectus.

Trident Securities, Inc.
Page 16


     (e) Upon amendment of the Association's charter and bylaws as provided in the OTS Regulations, the Association's conversion to a national bank as provided in the OCC Regulations and completion of the sale by the Company of the Shares as contemplated by the Prospectus, (i) the Association will be converted to a federally chartered capital stock savings bank and then to a national bank pursuant to the Plan, in each case with full power and authority to own its property and conduct its business as described in the Prospectus, (ii) all of the authorized and outstanding capital stock of the Association will be owned of record and beneficially by the Company, and (iii) the Company will have no direct subsidiaries other than the Association.

     (f) The Company shall deliver to Trident, from time to time, such number of copies of the Prospectus as Trident reasonably may request. The Company authorizes Trident to use the Prospectus in any lawful manner in connection with the offer and sale of the Shares.

     (g) The Company will notify Trident immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus has been filed, (ii) of the issuance by the Commission of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for that purpose, (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction, and
(iv) of the receipt of any comments from the staff of the Commission relating to the Registration Statement. If the Commission enters a stop order relating to the Registration Statement at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

     (h) During the time when a prospectus is required to be delivered under the Securities Act, the Company will comply with all requirements imposed upon it by the Securities Act and by the Securities Act Regulations to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If during the period when the Prospectus is required to be delivered in connection with the offer and sale of the Shares any event relating to or affecting the Company and the Association, taken as a whole, shall occur as a result of which it is necessary, in the reasonable opinion of counsel for Trident, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company forthwith shall prepare and furnish to Trident a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance reasonably satisfactory to counsel for Trident) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the

Trident Securities, Inc.
Page 17


Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus unless Trident has been first furnished a copy or if Trident shall reasonably object after having been furnished such copy. For the purposes of this subsection the Company and the Association shall furnish such information with respect to themselves as Trident from time to time may reasonably request.

     (i) The Company and the Association will take all reasonably necessary action as may be required to qualify or register the Shares for offer and sale by the Company under the securities or blue sky laws of such jurisdictions as Trident and the Company or its counsel may agree upon; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where such qualification or registration shall be effected, the Company, unless Trident agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

     (j) Appropriate entries will be made in the financial records of the Association to establish a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders (as those terms are defined in the Plan) in accordance with the OTS Regulations.

     (k) The Company will file a registration statement for the Common Stock under Section 12(g) of the Exchange Act prior to completion of the Offerings pursuant to the Plan and shall request that such registration statement be effective upon completion of the Conversion. The Company shall maintain the effectiveness of such registration for a minimum period of three years or for such shorter period as may be required by applicable law.

     (l) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

     (m) For a period of three (3) years from the date of this Agreement, the Company will furnish to Trident, as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to Trident (i) as soon as publicly available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and

Trident Securities, Inc.
Page 18


(ii) from time to time, such other public information concerning the Company as Trident may reasonably request.

     (n) The Company shall use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus.

     (o) The Company shall not deliver the Shares until each and every condition set forth in Section 7 hereof has been satisfied, unless such condition is waived in writing by Trident.

     (p) The Company shall advise Trident, if necessary, as to the allocation of deposits, in the case of Eligible Account Holders and Supplemental Eligible Account Holders, and votes, in the case of Other Members, and of the Shares in the event of an oversubscription, and shall provide Trident final instructions as to the allocation of the Shares ("Allocation Instructions") in such event and the Allocation Instructions shall be accurate, reliable and complete. Trident shall be entitled to rely on the Allocation Instructions and shall have no liability in respect of its reliance thereon, including without limitation, no liability for or related to any denial or grant of a subscription in whole or in part.

     (q) The Company and the Association will take such actions and furnish such information as are reasonably requested by Trident in order for Trident to comply with the NASD's "Interpretation Relating to Free-Riding and Withholding."

     (r) At the Closing Date, the Company and the Association will have completed the conditions precedent to, and shall have conducted the Conversion in all material respects in accordance with, the Plan, OTS Regulations, OCC Regulations, Regulation Y and all other applicable laws, regulations, published decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed by the OTS, the OCC and the Federal Reserve.

     (s) The Company will use its best efforts to obtain approval for and maintain quotation of its shares of common stock on The Nasdaq Stock Market effective on or prior to the Closing Date.

     (t) Upon consummation of the Conversion, neither the Company nor the Association nor the Subsidiary will be in violation of any rule or regulation of the OCC, the FDIC or the Federal Reserve that could reasonably be expected to result in any enforcement action against the Company, the Association or the Subsidiary, or their officers or directors, that might have a material adverse effect on the financial condition, operations, businesses, assets or properties of the Company, the Association, and the Subsidiary, taken as a whole.

Trident Securities, Inc.
Page 19


     6.  Payment of Expenses.  Subject to Section 3(c) hereof, whether or not
         -------------------
the Conversion is consummated, the Company and the Association shall pay the following expenses: (a) all regulatory filing fees, including but not limited to those payable to the Commission, OTS, "blue sky" authorities and the NASD (including fees payable to the NASD for Trident's filing pursuant to the NASD Corporate Finance Rule), (b) all stock issue and transfer taxes which may be payable with respect to the sale of the Shares, (c) attorneys' fees of the Company and the Association, (d) attorneys' fees relating to any required "blue sky" laws research and filings, (e) telephone charges, (f) air freight, (g) rental equipment, (h) supplies, (i) transfer agent and registrar fees and expenses, (j) auditing and accounting fees and expenses, (k) costs of printing and mailing all documents necessary in connection with the Conversion, and (l) slide production expenses in connection with any community investor meetings to be held by Trident.

     7.  Conditions of Trident's Obligations.  Except as may be waived in
         -----------------------------------
writing by Trident, the obligations of Trident as provided herein shall be subject to the accuracy of the representations and warranties contained in
Section 2 hereof as of the date hereof and as of the Closing Date, to the performance by the Company and the Association of their obligations hereunder, and to the following conditions:

         (a) At the Closing Date, Trident shall receive the favorable opinion of Luse Lehman Gorman Pomerenk & Schick, P.C., special counsel for the Company and the Association, dated the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to counsel for Trident and stating that:

               (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and the Association is validly existing in good standing as a mutual savings bank under the laws of the United States, each with full power and authority to own its properties and conduct its business as described in the Prospectus;

               (ii) the Association is a member of the Federal Home Loan Bank of Kansas City; the deposit accounts of the Association are insured by the SAIF up to the applicable legal limits and will remain so insured upon consummation of the Conversion; and no action or proceeding to suspend or revoke such membership or insurance coverage is pending or, to such counsel's Actual Knowledge, threatened;

               (iii) the activities of the Company, the Association and the Subsidiary as described in the Prospectus are permitted under the HOLA and OTS Regulations and, upon consummation of the Conversion, will be permitted under the NBA and OCC Regulations and the FRA and Regulation Y;

Trident Securities, Inc.
Page 20


               (iv) the Subsidiary is validly existing as a corporation in good standing under the laws of the State of Missouri with full power and authority to own its properties and conduct its business as described in the Prospectus; to such counsel's Actual Knowledge, the Subsidiary has obtained all licenses, permits and other governmental authorizations required for the conduct of its business as described in the Prospectus, except where the failure to obtain such licenses, permits or governmental authorization would not have a material adverse effect on the financial condition, operations, business, properties or assets of the Subsidiary; to such counsel's Actual Knowledge, all of the leases and subleases material to the business of the Subsidiary under which the Subsidiary holds properties are in full force and effect; to such counsel's Actual Knowledge, the Subsidiary is not in violation of its articles of incorporation or bylaws; and to such counsel's Actual Knowledge, all of the outstanding stock of the Subsidiary has been duly authorized and is validly issued, fully paid and nonassessable, and such stock is owned directly by the Association, free and clear of all material liens, encumbrances or other claims or restrictions;

               (v) the Company, the Association and the Subsidiary are each duly qualified to do business and are in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, unless the failure to be so qualified would not have a material adverse effect on the Company, the Association and the Subsidiary, taken as a whole.

               (vi) to such counsel's Actual Knowledge, the Association has obtained all licenses, permits and other governmental authorizations required for the conduct of its business as described in the Prospectus, except where the failure to obtain such licenses, permits or governmental authorizations would not have a material adverse effect on the financial condition, operations, business, properties or assets of the Company and the Association, taken as a whole; to such counsel's Actual Knowledge, all of the leases and subleases material to the business of the Association under which the Association holds properties are in full force and effect; to such counsel's Actual Knowledge, the Association is not in violation of its charter or bylaws;

               (vii) the Plan has been duly adopted and approved by the Boards of Directors of the Association and the Company and the members of the Association; the Plan complies with, and to such counsel's Actual Knowledge, the Conversion has been effected in all material respects in accordance with, the HOLA and the OTS Regulations, the NBA and OCC Regulations, and the FRA and Regulation Y; to such counsel's Actual Knowledge, all of the

Trident Securities, Inc.
Page 21


          terms, conditions, requirements and provisions with respect to the Plan and the Conversion imposed by the OTS, the OCC and the Federal Reserve, except with respect to the Conversion Application (which is covered by opinion (xix) below) and the filing or submission of certain required post-Conversion reports or other materials by the Company or the Association, have been complied with by the Company and the Association; and, to such counsel's Actual Knowledge, no person has sought to obtain regulatory or judicial review of the final action of the OTS in approving the Plan;

               (viii) the Company has authorized Common Stock as set forth in the Registration Statement and the Prospectus, and the description thereof in the Registration Statement and the Prospectus is accurate and complete in all material respects;

               (ix) the issuance and sale of the Shares have been duly and validly authorized by all necessary corporate action on the part of the Company; the Shares, upon receipt of consideration and issuance in accordance with the terms of the Plan and this Agreement, will be validly issued, fully paid, nonassessable and, except as disclosed in the Prospectus, free of preemptive rights, and good title thereto shall be transferred by the Company free and clear of all claims, encumbrances, security interests and liens created by the Company;

               (x) the certificates for the Shares are in due and proper form and comply in all material respects with applicable Delaware law and OTS Regulations;

               (xi) the issuance and sale of the capital stock of the Association to the Company have been duly authorized by all necessary corporate action of the Association and the Company and have received the approvals of the OTS and the Federal Reserve, and such capital stock, upon receipt of payment and issuance in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable;

               (xii) subject to the satisfaction of the conditions to the OTS approval of the Conversion Application and the Holding Company Application the OCC approval of the OCC Conversion Application and the Federal Reserve approval of the Bank Holding Company Application, no further approval, authorization, consent or other order of any regulatory agency is required in connection with the execution and delivery of this Agreement, the issuance and sale of the Shares and the consummation of the Conversion, except with respect to the issuance to the Association's Federal Stock Charter by the OTS

Trident Securities, Inc.
Page 22


          and the issuance of the Association's Articles of Association by the OCC, and except as may be required under the "blue sky" securities laws of various jurisdictions and the regulations of the NASD (as to which no opinion need be rendered);

               (xiii) the execution and delivery of this Agreement and the consummation of the Conversion have been duly and validly authorized by all necessary corporate action on the part of each of the Company and the Association; and this Agreement is a legal, valid and binding obligation of each of the Company and the Association, enforceable in accordance with its terms (except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or other similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of depository institutions whose accounts are insured by the FDIC or savings and loan holding companies the accounts of whose subsidiaries are insured by the FDIC; (ii) general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, or (iii) laws relating to the safety and soundness of insured depository institutions and their affiliates, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or applicable law, including but not limited to, Section 23A of the Federal Reserve Act, as amended);

               (xiv) except as set forth in the Prospectus, there are no legal or governmental proceedings pending or, to such counsel's Actual Knowledge, threatened against or involving the assets of the Company, the Association or the Subsidiary which would have a material adverse effect on the Company, the Association and the Subsidiary, taken as a whole (provided that for this purpose such counsel need not regard any litigation or governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Association, or to such counsel, a present intention to initiate such litigation or proceeding);

               (xv) the statements in the Prospectus under the captions "Regulation," "Taxation," "Dividends," "Certain Restrictions on Acquisition of the Company" and "Description of Capital Stock," insofar as they are, or refer to, statements of federal law or legal conclusions (excluding financial or statistical data or stock valuation information included therein, as to which an opinion need not be expressed), have been prepared or reviewed by such counsel and are accurate and complete in all material respects;

Trident Securities, Inc.
Page 23


               (xvi) the Form AC, the Holding Company Application and the OTS Bank Notification have been approved by the OTS, and the Prospectus and the Proxy Statement have been authorized for use by the OTS; the Registration Statement has been declared effective by the Commission; the OCC Conversion Application has been approved by the OCC; the Bank Holding Company Application has been approved by the Federal Reserve; and no proceedings are pending by or before the OTS, the Commission, the OCC or the Federal Reserve seeking to revoke or rescind the orders declaring the Registration Statement effective or approving the OCC Conversion Application, the Holding Company Application, the OTS Bank Notification, or the Conversion Application, to such counsel's Actual Knowledge, are contemplated or threatened (provided that for this purpose such counsel need not regard any litigation or governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Association, or to such counsel, a present intention to initiate such litigation or proceeding);

               (xvii) the execution and delivery of this Agreement and the consummation of the Conversion by the Company and the Association do not conflict with or result in a breach of the charter, certificate of incorporation or bylaws of the Company or the Association (in either mutual or stock form), or, to such counsel's Actual Knowledge, constitute a breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company or the Association pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Association is a party (other than the establishment of the liquidation account pursuant to the Plan) or violate any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the OTS in connection with its approval of the Conversion Application, the OTS Bank Notification, and the Holding Company Application, the OCC in connection with its approval of the OCC Conversion Application, or the Federal Reserve in connection with its approval of the Bank Holding Company Application), which breach, default, encumbrance or violation would have a material adverse effect on the financial condition, operations, business, assets or properties of the Company and the Association taken as a whole;

Trident Securities, Inc.
Page 24


               (xviii) to such counsel's Actual Knowledge, there has been no breach of any provision of the Company's, the Association's or the Subsidiary's charter, certificate of incorporation or bylaws or breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) by the Company, the Association or the Subsidiary under any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company, the Association or the Subsidiary is a party or by which any of them or any of their respective assets or properties may be bound, which breach or default would have a material adverse effect on the financial condition, operations, business, assets or properties of the Company, the Association and the Subsidiary taken as a whole;

               (xix) at the time the Conversion Application was approved by the OTS and the Registration Statement was declared effective by the Commission, the Conversion Application and the Registration Statement (including the Prospectus and the Proxy Statement contained therein), complied as to form in all material respects with the requirements of the Securities Act, the HOLA, the Securities Act Regulations and the OTS Regulations, as the case may be (except as to information provided in writing by Trident with respect to Trident included therein and financial statements, notes to financial statements, financial tables and other financial and statistical data and stock valuation information included therein, as to which no opinion need be rendered); and all documents and exhibits required to be filed with the Conversion Application and the Registration Statement have been so filed and the descriptions in the Conversion Application and the Registration Statement of such documents and exhibits are accurate and complete in all material respects;

               (xx) at the time the OTS Bank Notification and the Holding Company Application, the OCC Conversion Application, and the Bank Holding Company Application were approved by the OTS, the OCC and the Federal Reserve, respectively, the OTS Bank Notification, the OCC Conversion Application and the Bank Holding Company Application complied as to form in all material respects with the requirements of the HOLA and the OTS Regulations, the NBA and the OCC Regulations, and the FRA and Regulation Y, respectively; and all documents and exhibits required to be filed with the OTS Bank Notification and the Holding Company Application, the OCC Conversion Application and the Bank Holding Company Application have been so filed and the descriptions in the OTS Bank Notification, the OCC Conversion Application and the Bank Holding Company Application of such documents and exhibits are accurate and complete in all material respects; and

Trident Securities, Inc.
Page 25


               (xxi) upon the effectiveness of the Association's stock charter and bylaws in accordance with applicable regulations, the conversion of the association to a national bank and completion of the sale by the Company of the Shares as contemplated by the Prospectus and the Plan, (i) the Association will be converted to a permanent capital stock savings bank under the laws of the United States and then to a national bank under the laws of the United States, in each case with full power and authority to own its property and conduct its business as described in the Prospectus, and (ii) all of the outstanding capital stock of the Association will be owned of record and, to such counsel's Actual Knowledge, beneficially by the Company, free and clear of all liens, charges, encumbrances and restrictions.

          In rendering such opinions, such counsel may rely as to certain matters of fact on certificates of executive officers and directors of the Company and the Association and certificates of public officials delivered pursuant hereto. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company, the Association and the Subsidiary. The opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. shall be limited to matters governed by federal law and, with respect to clauses (i), (viii) and (x), the Delaware General Corporation Law, and with respect to clauses (iv) and (xv), the State of Missouri Business Corporation Act. Such opinion shall be governed by, and interpreted in accordance with, the Legal Opinion Accord ("Accord") of the ABA Section of Business Law (1991), and, as a consequence, references in such opinion to such counsel's "Actual Knowledge" shall be as such term is defined in the Accord (or knowledge based on certificates). For purposes of such opinion, no proceeding shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of the Company or the Association, or its counsel, shall have received a copy of such proceeding, order, stop order or action. Such opinion may be limited to statutes, regulations and judicial interpretations and to facts as they exist as of the date of such opinions. In rendering such opinion, such counsel need assume no obligation to revise or supplement it should such statutes, regulations and judicial interpretations be changed by legislative or regulatory action, judicial decision or otherwise. Such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any proposed or pending regulations or policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the execution and delivery by the Company and the Association of this Agreement or the issuance of the Shares.

          (b) At the Closing Date, Trident shall receive the letter of Luse Lehman Gorman Pomerenk & Schick, P.C. special counsel for the Company and the

Trident Securities, Inc.
Page 26


     Association, dated the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to counsel for Trident and to the effect that: (i) based on such counsel's participation in conferences with representatives of the Company, the Association, its counsel, the independent appraiser, the independent certified public accountants, Trident and its counsel, review of documents and applicable law (including the requirements of Form SB-2) and the experience such counsel has gained in its practice under the Securities Act (relying as to factual matters on certificates of officers and other written factual representations by the Company and the Association), nothing has come to such counsel's attention that would lead it to believe that the Registration Statement, as amended or supplemented (except as to information in respect of Trident contained therein and except as to the financial statements, notes to financial statements, financial tables and other financial and statistical data and stock valuation information contained therein, as to which such counsel need express no view), at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, and that the Prospectus, as amended or supplemented (except as to information in respect of Trident contained therein and except as to financial statements, notes to financial statements, financial tables and other financial and statistical data and stock valuation information contained therein as to which such counsel need express no view), at the time the Prospectus was filed with the Commission under Rule 424(b) of the Securities Act regulations and at the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in issuing such letter, such counsel may indicate that it has not confirmed the accuracy or completeness of or otherwise verified the factual information contained in the Registration Statement or the Prospectus and that it does not assume any responsibility for the accuracy or completeness thereof.)

          (c) Counsel for Trident shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the sale of the Shares as herein contemplated and related proceedings, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Board of Directors of the Company and the Association regarding the authorization of this Agreement and the transactions contemplated hereby.

          (d) Prior to and at the Closing Date, in the reasonable opinion of Trident, (i) there shall have been no material adverse change in the financial condition, business, operations, assets or properties of the Company and the Association, taken

Trident Securities, Inc.
Page 27


     as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as referred to or contemplated therein; (ii) there shall have been no transaction entered into by the Company or the Association after the latest date as of which the financial condition of the Company or the Association is set forth in the Prospectus other than transactions referred to or contemplated therein, transactions in the ordinary course of business, and transactions which are not material to the Company and the Association, taken as a whole; (iii) none of the Company or the Association shall have received from the OTS, the OCC, the Federal Reserve or the Commission any directive (oral or written) to make any change in the method of conducting their respective businesses which is material to the business of the Company and the Association, taken as a whole, with which they have not complied; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or threatened against the Company or the Association or affecting any of their respective assets, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, operations, financial condition or income of the Company and the Association, taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale by the Company under the securities or "blue sky" laws of such jurisdictions as Trident and the Company shall have agreed upon.

          (e) At the Closing Date, Trident shall receive a certificate of the principal executive officer and the principal financial officer of each of the Company and the Association, dated the Closing Date, to the effect that: (i) they have examined the Prospectus and, at the time the Prospectus became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the Company or the Association; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the business, financial condition, operations, assets or properties of the Company or the Association and, the conditions set forth in clauses (ii) through (iv) inclusive of subsection (d) of this Section 7 have been satisfied; (iii) no order has been issued by the Commission, the OTS, the OCC or the Federal Reserve to suspend the Offerings or the effectiveness of the Prospectus, and, to the best knowledge of such officers, no action for such purposes has been instituted or threatened by the Commission or the OTS, the OCC or the Federal Reserve; (iv) to the best knowledge of such officers, no person has sought to obtain review of the final actions of the OTS approving the Plan; and (v) all of the representations and warranties contained in

Trident Securities, Inc.
Page 28


     Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date.

          (f) At the Closing Date, Trident shall receive, among other documents,
     (i) copies of the letters from the OTS approving the Conversion Application, the OTS Bank Notification and the Holding Company Application and authorizing the use of the Prospectus and the Proxy Statement, (ii) a copy of the order of the Commission declaring the Registration Statement effective; (iii) a copy of the letter from the OCC approving the OCC Conversion Application, (iv) a copy of the letter from the Federal Reserve approving the Bank Holding Company Application; (v) copy of the certificate from the OTS evidencing the corporate existence of the Association; (vi) copy of the certificate from the FDIC evidencing the insured status of the Association, (vii) a copy of the letter from the appropriate Delaware authority evidencing the incorporation (and, if generally available from such authority, good standing) of the Company; (viii) a copy of the Company's certificate of incorporation certified by the appropriate Delaware governmental authority; and, (ix) if available, a copy of the letter from the OTS approving the Association's Federal Stock Charter.

          (g) As soon as available after the Closing Date, Trident shall receive a certified copy of the Association's Federal Stock Charter as executed by the OTS and a certified copy of the Association's Articles of Association as executed by the OCC.

          (h) Concurrently with the execution of this Agreement, Trident acknowledges receipt of a letter from Lockridge, Constant & Conrad, LLC independent certified public accountants, addressed to Trident and the Company, in substance and form reasonably satisfactory to counsel for Trident, with respect to the consolidated financial statements of the Association and certain financial information contained in the Prospectus.

          (i) At the Closing Date, Trident shall receive a letter in form and substance reasonably satisfactory to counsel for Trident from Lockridge, Constant & Conrad, LLC independent certified public accountants, dated the Closing Date and addressed to Trident and the Company, confirming the statements made by them in the letter delivered by them pursuant to the preceding subsection as of a specified date not more than five (5) days prior to the Closing Date.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Trident and its counsel, satisfactory to Trident and its counsel.
Any certificates signed by an officer or director of the Company or the Association prepared for Trident's reliance and delivered to Trident or to counsel for Trident shall be deemed a representation and warranty by the Company and the Association to Trident as to the statements made therein. If any condition to

Trident Securities, Inc.
Page 29

Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, Trident may terminate this Agreement or, if Trident so elects, may waive in writing any such conditions which have not been fulfilled, or may extend the time of their fulfillment.

     8.   Indemnification.
          ---------------

     (a) The Company and the Association jointly and severally agree to indemnify and hold harmless Trident, its officers, directors and employees and each person, if any, who controls Trident within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend or defending against any action, proceeding or claim (whether commenced or threatened) arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in (i) the Registration Statement or the Prospectus or
(ii) any application (including the Registration Statement and the Form AC) or other document or communication (in this Section 8 collectively called "Application") prepared or executed by or on behalf of the Company, the Association or based upon written information furnished by or on behalf of the Company or the Association, filed in any jurisdiction to register or qualify the Shares under the securities laws thereof or filed with the OTS or Commission with respect to the offering of the Shares, unless such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company or the Association with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or any amendment or supplement thereof or in any Application, as the case may be.

     (b) The Company shall indemnify and hold Trident harmless for any liability whatsoever arising out of (i) the Allocation Instructions or (ii) any records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members (as those terms are defined in the Plan) delivered to Trident by the Association or its agents for use during the Conversion.

     (c) Trident agrees to indemnify and hold harmless the Company and the Association, their officers, directors and employees and each person, if any, who controls the Company and the Association within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Association to Trident, but only with respect to statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof, in any Application or to a purchaser of the Shares in reliance upon, and in conformity with,

Trident Securities, Inc.
Page 30

information furnished in writing to the Company or the Association with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or any amendment or supplement thereof or in any Application.

     (d) Promptly after receipt by an indemnified party under this Section 8 of notice of any action, proceeding or claim (whether commenced or threatened) such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of such action, proceeding or claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with the other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for all indemnified parties in connection with any one action, proceeding, claim or suit or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this
Section 8 if any settlement of any such action is effected without such indemnifying party's consent. To the extent applicable, this Section 8 is subject to and limited by public policy and the provisions of applicable law, including but not limited to, Section 23A.

     9.   Contribution.  In order to provide for just and equitable contribution
          ------------
in circumstances in which the indemnity agreement provided for in Section 8 above is for any reason held to be unavailable to Trident, the Company and/or the Association other than in accordance with its terms, the Company and the Association or Trident shall contribute

Trident Securities, Inc.
Page 31

to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Association or Trident (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Association on the one hand and Trident on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company or the Association on the one hand and Trident on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Association on the one hand and Trident on the other shall be deemed to be in the same proportion as the total net proceeds from the Conversion received by the Company and the Association bear to the total fees received by Trident under this Agreement. The relative fault of the Company or the Association on the one hand and Trident on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Association or by Trident and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Association and Trident agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, Trident shall not be required to contribute any amount in excess of the amount by which fees owed Trident pursuant to this Agreement exceeds the amount of any damages which Trident has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. To the extent applicable, this
Section 9 is subject to and limited by public policy and the provisions of applicable law, including but not limited to, Section 23A.

     10.  Survival of Agreements, Representations and Indemnities.  The
          --------------------------------------------------------
respective indemnities of the Company and the Association and Trident and the representation and warranties of the Company and the Association and of Trident set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any

Trident Securities, Inc.
Page 32

termination or cancellation of this Agreement or any investigation made by or on behalf of Trident or the Company or the Association or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of Trident, the Company, the Association and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

     11.  Termination.  Trident may terminate this Agreement by giving the
          -----------
notice indicated below in this Section at any time after this Agreement becomes effective as follows:

     (a) If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in Trident's reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the New York Stock Exchange shall have suspended; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has material effect on the Association or the Conversion; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material change in the capitalization, condition or business of the Company, or if the Association shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or if there shall have been a material change in the condition or prospects of the Company or the Association.

     (b) Any party hereto may terminate this Agreement by giving notice pursuant to Section 12 hereof of a material breach of this Agreement by the other party at any time after this Agreement becomes effective.

     (c) If this Agreement is terminated as provided in this Section 11, the party terminating this Agreement shall notify the non-terminating party promptly by telephone or telegram, confirmed by letter.

     (d) If this Agreement is terminated by Trident for any of the reasons set forth in subsection (a) above, and to fulfill its obligations, if any, pursuant to Sections 3, 6, 8(a) and 9 of this Agreement and upon demand, the Company and the Association shall pay Trident the full amount so owing thereunder.

     (e) The Association may terminate the Conversion in accordance with the terms of the Plan. Such termination shall be without liability to any party, except that the Company and the Association shall be required to fulfill their obligations pursuant to Sections 3(b), 3(c), 6, 8(a), 9 and 10 of this Agreement.

Trident Securities, Inc.
Page 33

     12.  Notices.  All communications hereunder, except as herein otherwise
          -------
specifically provided, shall be in writing and if sent to Trident shall be mailed, delivered or telegraphed and confirmed to Trident Securities, Inc., 4601 Six Forks Road, Suite 400, Raleigh, North Carolina 27609, Attention: Mr. R. Lee Burrows, Jr. (with a copy to Breyer & Aguggia, 1300 I Street, N.W., Suite 470 East, Washington, D.C. 20005, Attention: Paul M. Aguggia, Esquire) and if sent to the Company or the Association, shall be mailed, delivered or telegraphed and confirmed to IFB Holdings, Inc. or Investors Federal Bank and Savings Association, 522 Washington, Chillicothe, Missouri 64601, Attention, Earle S. Teegarden, Jr., President (with a copy to Luse Lehman Gorman Pomerenk & Schick, P.C., 5335 Wisconsin Avenue, NW, Washington, DC 20015, Attention: Robert I. Lipsher, Esquire).

     13.  Parties.  This Agreement shall inure solely to the benefit of, and
          -------
shall be binding upon, Trident, the Company, the Association and the controlling and other persons referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

     14.  Construction.  Unless preempted by federal law, this Agreement shall
          ------------
be governed by and construed in accordance with the substantive laws of North Carolina.

     15.  Counterparts.  This Agreement may be executed in separate
          ------------
counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Trident Securities, Inc.
Page 34

Please acknowledge your agreement to the foregoing by signing below and returning to the Company one copy of this letter.

                                    IFB HOLDINGS, INC.

                                    By:
                                         -------------------------------
                                         Earl S. Teegarden, Jr.
                                         President

                                INVESTORS FEDERAL BANK AND SAVINGS ASSOCIATION

                                    By:
                                         -------------------------------
                                         Earl S. Teegarden, Jr.
                                         President

Agreed to and accepted as of
the date first written above:

TRIDENT SECURITIES, INC.

By:
    --------------------------------------------
    Name:
    Title: